As filed with the Securities and Exchange Commission on June 28, 2006.
Registration No. 333-70444

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PARKER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	73-0618660
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)
1401 Enclave Parkway, Suite 600
Houston, Texas 77077
(Address of principal executive offices including zip code)

PARKER DRILLING COMPANY STOCK BONUS PLAN
(Full title of plan)
ROBERT L. PARKER JR.
Chairman, President and Chief Executive Officer
1401 Enclave Parkway, Suite 600
Houston, Texas 77077
281-406-2000
(Name, address and telephone number of agent for service)

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment relates to the Registration Statement on Form S-8 (registration number 333-70444) filed with the Securities and Exchange Commission on September 28, 2001 (the “Registration Statement”), which registered 2,000,000 shares of common stock (accompanied by Rights to purchase Preferred Shares), par value $0.16 2/3 per share (the “Common Stock”), of Parker Drilling Company (the “Company”), issuable pursuant to the Parker Drilling Company Stock Bonus Plan, as amended (the “Plan”), and an indeterminate amount of interests to be offered or sold pursuant to the Plan (“Plan Interests”).
     The Company has terminated the option of participants to purchase Common Stock under the Plan. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities of the Company which remain unsold at the termination of the offering, the Company hereby removes from registration all Common Stock, Rights to purchase Preferred Shares and Plan Interests registered under the Registration Statement which remain unsold as of the date hereof.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 28, 2006.

PARKER DRILLING COMPANY
By:	/s/ Robert L. Parker Jr.
Robert L. Parker Jr.
Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on June 28, 2006.

Signature	Title

/s/ Robert L. Parker Jr. Robert L. Parker Jr.	Chairman, President & Chief Executive Officer (Principal Executive Officer) and Director
/s/ W. Kirk Brassfield W. Kirk Brassfield	Senior Vice President & Chief Financial Officer (Principal Financial Officer)
/s/ Lynn G. Cullom Lynn G. Cullom	Corporate Controller (Principal Accounting Officer)
John W. Gibson, Jr.	Director
Robert E. McKee III	Director
George J. Donnelly	Director
/s/ James W. Whalen James W. Whalen	Vice Chairman & Director
/s/ Rudolph Reinfrank* R. Rudolph Reinfrank	Director
/s/ Dr. Robert M. Gates* Dr. Robert M. Gates	Director
/s/ Roger B. Plank Roger B. Plank	Director
Robert W. Goldman	Director

*By: /s/ Robert L. Parker Jr. Robert L. Parker Jr. Attorney-in-Fact

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THE PLAN
     Pursuant to the requirements of the Securities Act of 1933, the Parker Drilling Company Stock Bonus Plan has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June 2006.
PARKER DRILLING COMPANY STOCK BONUS PLAN

By:	/s/ David W. Tucker

Name:	David W. Tucker
Title:	Chairman of the Stock Bonus Plan Committee

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